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                                    EXHIBIT D
                     DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE
                        Aquis Communications Group, Inc.


The undersigned hereby certifies, with respect to shares of Common Stock of Aquis Communication's Group, Inc. (the "Company") issuable in connection with this Draw Down Notice and Compliance Certificate dated _______________ (the "Notice"), delivered pursuant to Article V of the Common Stock Purchase Agreement dated as of April 9, 2000 (the "Agreement"), as follows:

1. The undersigned is the duly appointed Chief Executive Officer of the Company.

2. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof and all SEC Documents are as represented in Section 3.1(f) of the Agreement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date of this Put Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

4. The Investment Amount is $__________.

5. The Threshold Price, if any, is $__________.

The undersigned has executed this Certificate this ____ day of _____ , _____.




                                        AQUIS COMMUNICATIONS GROUP, INC.


                                        ------------------------
                                        Chief Executive Officer